Exhibit 99.1

VBL Therapeutics Reports Full Year 2022 Financial Results and Provides Corporate Update

MODIIN, Israel and NEW YORK, March 14, 2023 (GLOBE NEWSWIRE) – VBL Therapeutics (Nasdaq: VBLT) (VBL), today announced financial results for the fiscal year ended December 31, 2022, and provided a corporate update.

“I am confident that the recently announced merger with Notable Labs Inc. provides the best path forward and will position the new enterprise to deliver both near and long-term value for shareholders of both companies and patients,” said Prof. Dror Harats, M.D., Chief Executive Officer of VBL Therapeutics. “The successful closing of the sale of VBL’s manufacturing facility for $7.1 million has provided an influx of non-dilutive capital that can be employed by the combined entity to advance its pipeline. I am impressed by the management team at Notable, who have an excellent track record developing successful pharmaceuticals, and the vision to create a leading clinical stage oncology company utilizing Notable’s Predictive Precision Medicine Platform.”

Recent Corporate Highlights

●	On February 23, 2023 VBL announced that it entered into a definitive merger agreement with Notable Labs Inc. (Notable). The combined company will focus on the advancement of Notable’s proprietary Predictive Precision Medicines Platform (PPMP) and therapeutic pipeline focused on cancer patients with high unmet medical needs.

○	Notable has applied its PPMP to selecting and developing two clinical-stage therapeutic candidates in acute myeloid leukemia (AML); Phase 2a results for lead asset Volasertib in adult AML in platform-predicted responding patients are expected in 3Q 2024.
○	Results from a new clinical validation study of Notable’s PPMP will be presented at a medical conference in the second quarter of 2023.
○	The combined company will be led by Notable’s current management team and will be headquartered in Foster City, California.
○	Upon closing of the merger, Notable stockholders are expected to own approximately 76% and VBL shareholders are expected to own approximately 24% of the combined company, each on a fully-diluted basis and subject to adjustment.
○	The combined company is expected to operate under the name Notable Labs, Ltd. with its shares listed on the Nasdaq Capital Market under the ticker symbol ‘NTBL.’
○	Concurrent with the execution of the merger agreement, a healthtech-focused investor syndicate, including existing Notable stockholders Builders VC, B Capital Group, Y Combinator, First Round Capital, and Founders Fund, entered into a definitive securities purchase agreement with Notable to invest $10.3 million in gross proceeds prior to the close of the proposed merger. After completion of the merger, the combined company is expected to have a cash runway into 2025.

●	On March 9, 2023, VBL closed the previously announced sale of the rights to its Modi’in manufacturing facility, along with certain tangible assets and equipment located therein for $7.1 million in cash.

Financial Results for the Full Year 2022

●	On December 31, 2022, VBL had cash, cash equivalents, short-term bank deposits and restricted bank deposits of $21.1 million. In addition, in March 2023, VBL received $7.1 million in proceeds from the sale of VBL’s Modi’in manufacturing facility and certain related assets.

●	For the year ended December 31, 2022, VBL reported a net loss of $32.3 million, or ($0.42) per basic share, compared to a net loss of $29.9 million, or ($0.45) per basic share, in the comparable period in 2021.

●	Revenues for the year ended December 31, 2022 were $0.7 million, compared to $0.8 million for the year ended December 31, 2021, a decrease of $0.1 million. The decrease is due to the winding down of the revenue recognized from the terminated Nanocarrier license agreement.

●	For the year ended December 31, 2022, total operating expenses were approximately $33.4 million, consisting of $21.7 million in research and development expenses, net, and $11.8 million in general and administrative expenses. This compares with total operating expenses of $30.4 million in the year ended December 31, 2021, which was comprised of $22.7 million in research and development expenses, net, and $7.7 million in general and administrative expenses.

About VBL Therapeutics

Vascular Biogenics Ltd., operating as VBL Therapeutics (Nasdaq: VBLT) is developing targeted therapies for immune-inflammatory diseases. VBL Therapeutics’ lead immunology product candidate, VB-601, is a targeted antibody for immune-inflammatory applications that has shown disease-modifying activity across multiple preclinical models including multiple sclerosis, rheumatoid arthritis and inflammatory bowel disease. VBL Therapeutics has entered into a definitive merger agreement with Notable Labs, Inc., which merger is expected to close in the second quarter of 2023. To learn more about VBL Therapeutics, please visit vblrx.com.

Additional Information about the Proposed Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction between VBL and Notable. In connection with the proposed merger transaction, VBL will file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a proxy statement (the Proxy Statement) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that VBL may file with the SEC and or send to VBL’s shareholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF VBL ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VBL, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by VBL with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by VBL with the SEC will also be available free of charge on VBL’s website at www.vblrx.com, or by contacting VBL’s Investor Relations at ir@vblrx.com. VBL, Notable and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from VBL’s shareholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of VBL is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which will be filed with the SEC on March 14, 2023, and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed merger;; the combined company’s listing on Nasdaq after closing of the proposed merger; expectations regarding the ownership structure of the combined company; Notable’s private placement and cash runway of the combined company; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates or platform technologies of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; Notable having sufficient resources to advance Volasertib and any other pipeline candidates and its platform technologies; and other statements that are not historical fact. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond VBL’s control. VBL’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely obtain shareholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of VBL and Notable to consummate the proposed merger; (iii) risks related to VBL’s ability to manage its operating expenses and its expenses associated with the proposed merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (v) the risk that as a result of adjustments to the exchange ratio, VBL shareholders and Notable stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of VBL’s ordinary shares relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; (ix) the uncertainties associated with Notable’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed merger, including with respect to future financial and operating results; and (xiv) risks associated with VBL’s loss of “foreign private issuer” status, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in VBL Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on the date hereof, and in other filings that VBL makes and will make with the SEC in connection with the proposed merger, including the Proxy Statement described above under “Additional Information about the Proposed Merger and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. VBL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:

Daniel Ferry
LifeSci Advisors
+1 (617) 430-7576
daniel@lifesciadvisors.com